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                                                                     Exhibit 5.1

                          GOODWIN, PROCTER & HOAR LLP

                               COUNSELLORS AT LAW
                                 EXCHANGE PLACE
                        BOSTON, MASSACHUSETTS 02109-2881



                               September 18, 1998


Bradley Real Estate, Inc.
40 Skokie Boulevard, Suite 600
Northbrook, IL 60062-1626

  Re: Legality of Securities to be Registered Under Registration Statement on
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      Form S-3
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Ladies and Gentlemen:

  This opinion is furnished in connection with the registration statement on Form S-3 (the "Registration Statement") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of 2,533,803 shares of common stock, par value $.01 per share (the "Common Stock"), of Bradley Real Estate Inc., a Maryland corporation (the "Company"), that may be issued by the Company pursuant to its Dividend Reinvestment and Stock Purchase Plan (the "Plan").

  In connection with rendering this opinion, we have examined the Articles of Incorporation of the Company, as amended and restated to the date hereof and on file with the Maryland State Department of Assessments and Taxation; the Bylaws of the Company, as amended to the date hereof; such records of the corporate proceedings of the Company as we deemed material; the Registration Statement and the exhibits thereto; and such other certificates, receipts, records and documents as we considered necessary for the purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as certified, photostatic or facsimile copies, the authenticity of the originals of such copies and the authenticity of telephonic confirmations of public officials and others. As to facts material to our opinion, we have relied upon certificates or telephonic confirmations of public officials and certificates, documents, statements and other information of the Company or representatives or officers thereof.
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Bradley Real Estate, Inc.
September 18, 1998
Page 2


  We are attorneys admitted to practice in The Commonwealth of Massachusetts. We express no opinion concerning the laws of any jurisdictions other than the laws of the United States of America, The Commonwealth of Massachusetts and the Maryland General Corporation Law and also express no opinion with respect to the blue sky or securities laws of any state, including Massachusetts and Maryland.

  Based upon the foregoing, we are of the opinion that when the shares of Common Stock registered under the Registration Statement have been issued and the Company has received full payment for the Common Stock therefor in accordance with the terms of the Plan, such shares will be validly issued, fully paid and non-assessable shares of Common Stock.

  The foregoing assumes that all requisite steps will be taken to comply with the requirements of the Securities Act and applicable requirements of state laws regulating the offer and sale of securities.

  We hereby consent to being named as counsel to the Company in the Registration Statement, to the references therein to our firm under the caption "Legal Matters" and to the inclusion of this opinion as an exhibit to the Registration Statement.

                                   Very truly yours,

                                   /s/ Goodwin, Procter & Hoar LLP

                                   GOODWIN, PROCTER & HOAR LLP



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